[Letterhead of Waste Systems International, Inc.]


Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Waste Systems International, Inc. (the "Company"), scheduled for October 21, 1999 at 10:00 a.m. to be held at the offices of the Company, located at 420 Bedford St., Lexington, Massachusetts.

In connection with the Special Meeting, enclosed is a Notice of the Special Meeting and an accompanying Proxy Statement for your review. At the Special Meeting, stockholders will be asked to approve the conversion of all currently outstanding shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Stock"), held by the former shareholders (the "ETW Shareholders") of Eastern Trans-Waste of Maryland, Inc. ("ETW"), into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Common Stock into which the Series C Stock is convertible, when added to the shares of Common Stock already held by the ETW Stockholders and an affiliate thereof, will result in an aggregate holding of Common Stock by the ETW Stockholders and such affiliate collectively of 21.857% of the shares outstanding of the Company as of September 1, 1999.

We encourage you to review the enclosed material and promptly return the enclosed Proxy Card. The Board of Directors has approved the conversion and recommends that you vote in favor of the conversion.

Thank you and I look forward to seeing you at the Special Meeting.

Sincerely,

Waste Systems International, Inc.


Philip W. Strauss                         Robert Rivkin
Chairman, President and                   Executive Vice President-Acquisitions,
Chief Executive Officer                   Secretary, Treasurer and Director

                        Waste Systems International, Inc.

                               420 Bedford Street
                                    Suite 300
                         Lexington, Massachusetts 02420


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 21 , 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Waste Systems International, Inc. ("WSI" or the "Company") will be held on Thursday, October 21, 1999 at 10:00 a.m., local time, at the offices of the Company, 420 Bedford St., Lexington, Massachusetts for the purpose of considering and voting upon a proposal to approve the conversion of all currently outstanding shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Stock"), held by the former shareholders (the "ETW Shareholders") of Eastern Trans-Waste of Maryland, Inc. ("ETW"), into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Common Stock into which the Series C Stock is convertible, when added to the shares of Common Stock already held by the ETW Stockholders and an affiliate thereof, will result in an aggregate holding of Common Stock by the ETW Stockholders and such affiliate collectively of 21.857% of the shares outstanding of the Company as of September 1, 1999.

Any action may be taken on the foregoing proposal at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned, or to which the Special Meeting may be postponed.

The Board of Directors has fixed the close of business on September 24, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only stockholders of record of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy (also referred to herein and in the accompanying proxy statement as the "Proxy Card"), which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Special Meeting may vote in person, even if they have previously delivered a signed proxy.

                                  By Order of the Board of Directors,

                                  /s/ Robert Rivkin
                                  Robert Rivkin
                                  Secretary


Lexington, Massachusetts
September 9, 1999


                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                        WASTE SYSTEMS INTERNATIONAL, INC.
                               420 Bedford Street
                                    Suite 300
                               Lexington, MA 02420
                                 ---------------

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 21, 1999

                                                              September 9, 1999

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Waste Systems International, Inc., a Delaware corporation (the "Company"), from stockholders of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock") for use at a Special Meeting of Stockholders of the Company to be held on October 21, 1999, and any adjournments or postponements thereof (the "Special Meeting"), for the purpose set forth in the accompanying Notice of Special Meeting.

         This Proxy Statement, the accompanying Notice of Special Meeting and the form of proxy (also referred to herein as the "Proxy Card") are first being sent to stockholders on or about September 27, 1999. The Board of Directors has fixed the close of business on September 24, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were an aggregate of [15,876,368] shares of Common Stock and Common Stock equivalents eligible to vote at the Special Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share.

         The presence, in person or by proxy, of holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding, and entitled to vote at a meeting of stockholders is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the total votes cast on the proposal, in person or by proxy at the Special Meeting, is required for the approval of the proposed conversion. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the Special Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker nonvotes are not included in the votes cast on the proposal and therefore will have no effect.

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed on the Proxy Card. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the conversion of all the Company's currently outstanding shares of Series C Stock into shares of Common Stock.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Special Meeting. Any stockholder of record as of the Record Date attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by the Report on Form 10-K/A filed on April 8, 1999, as further amended by the Report on Form 10-K/A Amendment No. 2 filed on August 5, 1999, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as amended by the Report on Form 10-Q/A filed on August 5, 1999, the Company's Quarterly Report Quarterly on Form 10-Q for the fiscal quarter ended June 30, 1999 and the Company's Current Report on Form 8-K filed on March 25, 1999, as amended by Current Report on Form 8-K/A filed on May 24, 1999, are being mailed to stockholders concurrently with this Proxy Statement. See "Incorporation of Documents by Reference."


       PROPOSAL TO APPROVE THE CONVERSION OF THE COMPANY'S SERIES C STOCK
                    INTO SHARES OF THE COMPANY'S COMMON STOCK

Reasons for the Proposal

         Pursuant to the terms of an Agreement and Plan of Merger dated as of July 2, 1999 (the "Closing Date") by and among the Company, WSI Acquisition Co., ETW and the Shareholders named therein (the "Merger Agreement"), WSI Acquisition Co., a wholly-owned indirect subsidiary of the Company, merged with and into ETW (the "Merger"). As a result of the Merger, ETW became a wholly-owned subsidiary of the Company. ETW is a well-established commercial and industrial collection operation with a 53,000 square foot transfer station located in Washington, D.C., which is permitted to operate twenty-four hours a day with no capacity restrictions. As part of its customer base, ETW serves the White House and numerous federal agencies. The Board approved the acquisition of ETW on May 26, 1999.

         In consideration for all of the outstanding shares of capital stock of ETW, the shareholders of ETW collectively received at closing an aggregate amount of $32.8 million (the "Purchase Price"), consisting of (i) $3,279,530 in cash, (ii) 2,678,620 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock Consideration") and (iii) 1,000 shares of Series C Stock (the "Preferred Stock Consideration"). The Common Stock Consideration together with the Preferred Stock Consideration constituted a number of shares equal to 33.13% of the voting stock of the Company outstanding on June 30, 1999. The Series C Stock has a liquidation preference of $11,615 per share (the "Liquidation Preference"). If approval by the Company's shareholders is obtained, the Series C Stock will automatically be converted into 1,763,000 shares of Common Stock, unless an Extraordinary Common Stock Event (as defined in the Certificate of Designations, Preferences and Rights of a Series of Preferred Stock (Series C Stock) (the "Certificate of Designations")) occurs, upon which the number of shares of Common Stock that the Series C Stock will be converted into will be adjusted. The Certificate of Designations is annexed as ANNEX A.

         Rule 4310 of the National Association of Securities Dealers, Inc., which rule is applicable because the Company's Common Stock is authorized for quotation on the Nasdaq National Market, sets forth certain corporate governance standards for companies with Nasdaq listed securities. In general, pursuant to Rule 4310(c)(25)(H), each issuer of securities authorized for quotation on the Nasdaq National Market must receive stockholder approval prior to the issuance of common stock of the issuer (or securities convertible into or exercisable for common stock of the issuer), in connection with an acquisition of stock or assets of another company, equal to 20% or more of the common stock outstanding of the issuer or 20% or more of the voting power of the issuer before the issuance. Where stockholder approval is required, the minimum vote which will constitute stockholder approval is a majority of the total votes cast on the proposal in person or by proxy.

         The Common Stock is authorized for quotation on the Nasdaq National Market and, at the time of the closing under the Merger Agreement, (i) the aggregate number of shares of Common Stock to be issued upon the conversion of the currently outstanding Series C Stock (when considered together with the number of shares of Common Stock previously issued under the Merger Agreement) was in excess of 20% of the outstanding shares of Common Stock and (ii) the consideration for the issuance of the Common Stock and the Series C Stock was the capital stock of ETW. Accordingly, the Company is seeking approval of the conversion of the currently outstanding Series C Stock into shares of Common Stock.

     The vote of the shareholders will not in any way affect the Merger, which has already been consummated. Pursuant to NASD interpretive guidelines, Kevin G. Baldwin, Kendall O. Baldwin, Kimberly A. Robb, Kelly E. Baldwin and Baldwin, L.P. are not entitled to vote their 2,678,620 shares of Common Stock received in connection with the Merger on the Proposal.

Effects of the Proposal

         As of September 1, 1999, there were 1,000 shares of Series C Stock outstanding which would be converted into 1,763,000 shares of Common Stock upon approval of the Proposal.

         If the Proposal is approved by October 30, 1999, approximately 1,763,000 additional shares of Common Stock will be issued and outstanding. The effective date of issuance of these additional shares of Common Stock shall be the date of approval of this Proposal. As a result of the issuance of these shares of Common Stock, the economic interests and voting rights of each stockholder of the Company will be diluted. If the Proposal is not approved by October 30, 1999, the holders of shares of Series C Stock will be entitled to cause the Company to redeem such shares for cash equal to the sum of (i) the Liquidation Preference and (ii) interest accrued thereon at a rate of 8% per annum from the Closing Date through the Redemption Date (as such term is defined in the Certificate of Designations). The interest would total approximately $232,300 at October 30, 1999.

         The following table shows the impact of a vote in favor of the proposal on Stockholders' equity of the Company.

                                                      Stockholders'         Stockholders'         Stockholders'
                                                    equity as of June     equity as of June     equity as of June
                                 Stockholders'      30, 1999 proforma     30, 1999 proforma     30, 1999 proforma
                               equity as of June      to include ETW        to include ETW        to include ETW
                                    30, 1999        acquisition before       acquisition           acquisition
                                                   approval of proposal   assuming approval     assuming rejection
                                                                             of proposal           of proposal
                               ------------------  --------------------  --------------------  --------------------
Preferred series C stock       $               -   $         11,615,000  $                  -  $                  -

Common stock                              134,060               160,846               178,476               160,846

Additional paid-in capital             50,255,533            68,134,217            79,731,587            68,134,217

Accumulated deficit                   (49,713,018)          (49,713,018)          (49,713,018)          (49,945,318)

Total stockholders' equity     $          676,575   $         30,197,045  $         30,197,045  $         18,349,745


         The  following   table  provides   information   regarding  the  former
stockholders of ETW:


                                                                                        # of
                                                                                      Shares of
                                                                          # of           the      % of Class
                       Position Held at    # of Shares of                 Shares      Company's   Beneficially    Employment,
                       ETW prior to the     the Company's    % of Class   of the       Common      Owned if      Consulting or
    Stockholder           Company's         Common Stock     Beneficially Series C      Stock         the            Other
                      Acquisition of ETW   Currently Owned    Owned(2)    Stock      Beneficially  Proposal    Arrangement with
                                                                          Currently   Owned if        is          the Company
                                                                            Owned        the      Approved(2)
                                                                                      Proposal
                                                                                     is Approved
--------------------- ------------------- ------------------ ------------ ---------- ------------ ------------ ------------------

Kevin G. Baldwin      Director of ETW          621,446          3.35%        45        702,131       3.78%     Employment
                                                                                                               Agreement
Kendall O. Baldwin    Vice President of        621,446          3.35%        45        702,131       3.78%     Employment
                      ETW                                                                                      Agreement

Kimberly A. Robb      President of ETW         646,811          3.49%        55        745,426       4.02%     Not applicable

Kelly E. Baldwin      Secretary and            646,811          3.49%        55        745,426       4.02%     Not applicable
                      Treasurer of ETW

Baldwin, L.P.(1)      N/A                      142,106          0.77%        800      1,576,506      8.50%     Not applicable



(1) After the acquisition of Eastern Trans-Waste of Maryland, Inc., Kevin Baldwin, Kendall Baldwin, Kelly Baldwin and Kimberly Robb collectively transferred by gift 142,106 shares of Common Stock and 800 shares of Series C Stock to Baldwin, L.P. Horace G. Baldwin is the general partner of Baldwin, L.P.

(2) Based on 18,554,988 shares of Common Stock issued and outstanding as of September 1, 1999.

Required Vote

         Certain stockholders of the Company, who were the beneficial or record owner of 7,321,238 shares of Common Stock on September 1, 1999, have agreed to vote such shares as to which it is the beneficial or record owner of at the time of the Special Meeting in favor of the Proposal. These shares represent 46.1% of the total number of shares eligible to vote for this proposal.

         The favorable vote of a majority of the outstanding Common Stock represented at the meeting in person or by proxy is necessary to approve the Proposal. The holders of Series C Stock are not entitled to vote on the Proposal. Pursuant to NASD interpretive guidelines, Kevin G. Baldwin, Kendall O. Baldwin, Kimberly A. Robb, Kelly E. Baldwin and Baldwin, L.P. are not entitled to vote their 2,678,620 shares of Common Stock received in connection with the Merger on the Proposal. The Board of Directors has unanimously approved the Proposal and recommends that stockholders vote "FOR" the Proposal.

Principal Management and Stockholders

         The following table presents information as to all directors and senior executive officers of the Company as of September 1, 1999 and persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of September 1, 1999, unless otherwise indicated, based on representations of officers and directors of the Company and filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                     Beneficial Ownership
                     --------------------

                                                          Common Stock

                                               # of Shares           % of Class
                                               Beneficially         Beneficially
                                                  Owned              Owned (2)

Directors, Executive Officers and
5% Stockholders (1)

B-III Capital Partners, L.P.(3)                   8,019,955                38.0%
c/o DDJ Capital Management, LLC
141 Linden Street
Wellesley, MA 02181

PaineWebber High Income Fund (4)                  2,167,559                11.1%
1285 Avenue of the Americas
New York, NY  10019

John Hancock Advisers(5)                          1,845,397                 9.5%
101 Huntington Avenue
Boston, MA  02199

Chilton Investment Company Inc. (6)               1,759,700                 9.4%
65 Locust Avenue, 2nd Floor
New Canaan, CT 06840

The Prudential Insurance Company of America (7)   1,034,684                 5.5%
100 Mulberry Street
Newark, NJ  07102

David J. Breazzano(8)                                 7,000                   *

Charles Johnston(9)                                   7,000                   *

Jay Matulich(10)                                      7,500                   *

Judy K. Mencher(11)                                   6,685                   *

Michael Leannah(12)                                  18,950                   *

Joseph Motzkin(13)                                   45,553                   *

William B. Philipbar(14)                             31,685                   *

Mark Popham(15)                                      25,800                   *

Robert Rivkin(16)                                   391,883                 2.1%

Philip W. Strauss(17)                               391,708                 2.1%

Arthur Streeter(18)                                  10,000                   *

All directors and officers as a Group (11 persons)  943,764                 4.9%

*  Less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them subject to community property laws where applicable and the information contained in footnotes to this table.

(2) Based on 18,554,988 shares of Common Stock issued and outstanding as of September 1, 1999. As of September 1, 1999, the Company had outstanding 7% Convertible Subordinated Notes (the "Notes") due 2005 which are currently convertible at the option of the holder into an aggregate 4,955,143 shares of Common Stock at a conversion price of $10.00 as set forth in the Notes. In addition, in connection with the Company's private placement of its 11 1/2% Senior Notes, the Company issued 1,500,000 warrants (the "Warrants"). Each Warrant allows the holder to purchase one share of Common Stock at an exercise price of $6.25 per share. In accordance with rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the foregoing shares issuable upon conversion of the Notes or exercise of the Warrants are included in this table only for those holders with the right to acquire such shares within 60 days from the date of this proxy statement, to the extent such holder could acquire additional shares.

(3) Includes 5,450,533 shares of Common Stock currently owned, 2,231,922 shares of Common Stock issuable upon conversion of Notes at a conversion price of $10.00 as set forth in the Notes and 337,500 shares of Common Stock issuable upon the exercise of Warrants to purchase shares of Common Stock at an exercise price of $6.25 per share. DDJ Capital Management, LLC ("DDJ") serves as the investment manager to B-III; an affiliate of DDJ acts as the general partner of B-III.

(4) Includes 1,220,444 shares of Common Stock currently owned, 797,115 shares of Common Stock issuable upon conversion of Notes at a conversion price of $10.00 as set forth in the Notes and 150,000 shares of Common Stock issuable upon the exercise of Warrants to purchase shares of Common Stock at an exercise price of $6.25 per share.

(5) Includes 898,715 shares of Common Stock currently owned, 916,682 shares of Common Stock issuable upon conversion of Notes at a conversion price of $10.00 as set forth in the Notes and 30,000 shares of Common Stock issuable upon the exercise of Warrants to purchase shares of Common Stock at an exercise price of $6.25 per share.

(6) Includes 1,504,700 shares of Common Stock currently owned and 255,000 shares of Common Stock issuable upon the exercise of Warrants to purchase shares of Common Stock at an exercise price of $6.25 per share.

(7) Includes 650,261 shares of Common Stock currently owned, 159,423 shares of Common Stock issuable upon conversion of Notes at a conversion price of $10.00 as set forth in the Notes and 225,000 shares of Common Stock issuable upon the exercise of Warrants to purchase shares of Common Stock at an exercise price of $6.25 per share. The Common Stock and Notes are held for the benefit of certain registered investment companies over which Prudential or The Prudential Investment Corporation ("PIC") may have direct or indirect voting and/or investment discretion, with respect to which Prudential has advised the Company that Prudential and PIC disclaim beneficial ownership.

(8) Includes 7,000 shares of Common Stock subject to stock options which are fully vested and currently exercisable and excludes those shares owned by B-III, which Mr. Breazzano may be deemed to beneficially own as a result of Mr. Breazzano's interest in DDJ, however, such beneficial ownership is disclaimed. Mr. Breazzano is a managing member of DDJ.

(9) Includes 7,000 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(10) Includes 2,000 shares of Common Stock currently owned and 5,500 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(11) Includes 6,685 shares of Common Stock subject to stock options which are fully vested and currently exercisable and excludes those shares owned by B-III, which Ms. Mencher may be deemed to beneficially own as a result of Ms. Mencher's interest in DDJ, however, such beneficial ownership is disclaimed. Ms. Mencher is a managing member of DDJ.

(12) Includes 200 shares of Common Stock currently owned and 18,750 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(13) Includes 18,403 shares of Common Stock currently owned and 27,150 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(14) Includes 31,685 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(15) Includes 25,800 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(16) Includes 17,953 shares of Common Stock currently owned and 373,930 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(17) Includes 17,778 shares of Common Stock currently owned and 373,930 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

(18) Includes 10,000 shares of Common Stock subject to stock options which are fully vested and currently exercisable.

                                  OTHER MATTERS

Solicitation of Proxies

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

         A stockholder proposal (including a director nomination) submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders must be received by the Company by January 1, 2000; provided, however, that if the scheduled date of the 2000 Annual Meeting of Stockholders is changed by more than 30 calendar days from June 14, 2000, stockholder proposals must be received by the Company a reasonable time before the proxy solicitation for the 2000 Annual Meeting of Stockholders. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission ("SEC") for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Waste Systems International, Inc., 420 Bedford Street, Suite 300, Lexington, Massachusetts 02420.

         A stockholder proposal (including a director nomination) to be presented at the 2000 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the Company's principal executive offices at the address given in the preceding paragraph not earlier than February 15, 2000 and not later than March 31, 2000; provided, however, that if the scheduled date of the 2000 Annual Meeting of Stockholders is scheduled to be held on a date more than 30 calendar days prior to June 14, 2000 or more than 60 calendar days after June 14, 2000, stockholder proposals must be received by the Company not later than the close of business on the later of (a) the 75th day prior to the scheduled date of the 2000 Annual Meeting of Stockholders or (b) the 15th day following the day on which public announcement of such scheduled date is first made by the Company. Such proposal or nomination must also comply with the other requirements contained in the Company's by-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Independent Auditors

         KPMG Peat Marwick LLP has served as the Company's independent auditor since March 29, 1995.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are incorporated into this Proxy Statement by reference:

1. The Company's Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC pursuant to the Exchange Act on March 31, 1999, as amended on April 8, 1999 and as further amended on August 5, 1999.

2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,1999, filed with the SEC on May 14, 1999, as amended on August 5, 1999.

3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the SEC on August 13, 1999.

4. The Company's Current Report on Form 8-K filed with the SEC on March 25, 1999, as amended on May 24, 1999.

5. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequent filed document which also is or is deemed to be incorporated by reference herein or in any accompanying supplement to this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement or any supplement thereto, except as so modified or superseded.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON REQUEST MADE TO WASTE SYSTEMS INTERNATIONAL, INC., 420 BEDFORD STREET, SUITE 300, LEXINGTON, MASSACHUSETTS 02420, ATTENTION: ROBERT RIVKIN, SECRETARY (TELEPHONE:
781-862-3000).

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                     ANNEX A



                        WASTE SYSTEMS INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                         OF A SERIES OF PREFERRED STOCK
                           (SERIES C PREFERRED STOCK)


                     By Resolution of the Board of Directors


                  We, Philip Strauss, Chairman, President and Chief Executive Officer, and Robert Rivkin, Executive Vice President - Acquisitions, Chief Financial Officer, Treasurer and Secretary, of Waste Systems International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General Corporation Act, DO HEREBY CERTIFY:

                  That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of said Corporation, as amended, and pursuant to the provisions of Section 151 of the Delaware General Business Corporation Act, said Board of Directors as of July 1, 1999 unanimously adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and conversion, of a series of preferred stock, which resolution is as follows:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended, a series of preferred stock of the Corporation known as Series C Preferred Stock (the "Series C Preferred Stock") be, and it hereby is, created, classified and authorized, and the issuance thereof is provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as set forth in the form attached hereto as Exhibit A.


                  [Remainder of Page Intentionally Left Blank]

                                                                     EXHIBIT A


                           CERTIFICATE OF DESIGNATIONS


                  1 Designation. The shares of the series of Preferred Stock shall be designated as "Series C Preferred Stock," and the number of shares constituting such series shall be 1,000. The par value of the Series C Preferred Stock shall be $.001 per share.

                  2 Dividends. The shall be no dividends with respect to the Series C Preferred Stock.

                  3  Liquidation, Dissolution or Winding Up.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series C Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $11,615 per share of Series C Preferred Stock held (the "Liquidation Preference") before any payment shall be made to the holders of any class of Common Stock or of any stock ranking on liquidation junior to the Series C Preferred Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series C Preferred Stock under the foregoing sentence shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to such holders under such sentence shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series C Preferred Stock held by such holder bears to the total number of shares of Series C Preferred Stock then outstanding. After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series C Preferred Stock and shares of Common Stock then outstanding shall share ratably in the distribution of the remaining assets and funds of the Corporation in proportion to the number of shares of Common Stock held by them or shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock held by them.

                  (b) The amount per share set forth in Section 3(a) shall be appropriately adjusted for any stock split, stock combinations, stock dividends or similar recapitalizations with respect to the Series C Preferred Stock.

                  4 Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series C Preferred Stock shall be entitled to vote on all matters. Each share of Series C Preferred Stock shall entitle the holder thereof to the same number of votes per share as each share of Common Stock shall entitle any holder thereof. Except as otherwise required by law, the holders of shares of the Series C Preferred Stock and the Common Stock shall vote together as a single class on all matters.

                  5 Conversion. The holders of the Series C Preferred Stock shall have the following conversion rights:

                  (a) (i) Subject to and in compliance with the provisions of this Section 5, the shares of the Series C Preferred Stock shall convert into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series C Preferred Stock being converted.

                     (ii) The shares of Series C Preferred Stock shall be convertible subject to, and immediately upon, the approval of at least a majority of the holders of the then outstanding shares of Common Stock present at a special meeting called to approve the conversion of the shares of Series C Preferred Stock into shares of Common Stock.

                  (b) The conversion rate in effect at any time (the "Applicable Conversion Rate") shall equal the quotient obtained by dividing $11,615 by the Applicable Conversion Value, calculated as hereinafter provided.

                  (c) The Applicable Conversion Value in effect initially, and until first adjusted in accordance with Section 5(e), shall be $6.5875.

                  (d) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock of any class as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock of any class into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock of any class into a smaller number of shares of Common Stock.

                  (e) If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification or otherwise, then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

                  (f) If at any time or from time to time there shall be a capital reorganization of the Common Stock or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of such number of shares of Common Stock deliverable upon conversion would have been entitled to receive had the conversion of such holder's shares of Series C Preferred Stock been effected immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Applicable Conversion Value and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series C Preferred Stock.

                  Each holder of Series C Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(f), shall have the option of (i) receiving the Liquidation Preference or (ii) electing treatment of its shares of Series C Preferred Stock under the preceding paragraph of this
Section 5(f), notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event.

                  (g) In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Series C Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (h) Upon conversion of the shares of Series C Preferred Stock as provided in Section 5(a) above, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or to the transfer agent for the Common Stock. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date on which the conversion of the shares of Series C Preferred Stock is approved by a majority vote of the Corporation's stockholders shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to each holder of the shares of Series C Preferred Stock being converted, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5 and cash as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

                  (i) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing sale price per share of the Common Stock on the Conversion Date.

                  (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (without regard to Section 5(a)(ii)), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  6        Redemption.

                  (a) Put Right.  If  shareholder  approval as  contemplated  by
Section 5(a)(ii) hereof is not obtained by October 30, 1999, the holders of shares of Series C Preferred Stock shall be entitled to cause the Corporation to, and the Corporation shall, redeem such shares of Series C Preferred Stock, in whole or in part, for cash payable in immediately available funds in an amount (the "Redemption Price") equal to the sum of (A) the Liquidation Preference per share of Series C Preferred Stock and (B) interest accrued thereon at a rate of 8% per annum from July 2, 1999 through the Redemption Date (as such term is defined in this Section 6(a)). Any holder of Series C Preferred Stock electing to cause the Corporation to redeem such holder's shares shall promptly give written notice to such effect to the Corporation, specifying the number of shares of Series C Preferred Stock to be redeemed. The Corporation shall fix the date for redemption (the "Redemption Date") no earlier than ten
(10) but no more than thirty (30) days following October 30, 1999.

                  (b) Payment and Surrender. In the event of any redemption of shares of Series C Preferred Stock as aforesaid, the Redemption Price shall become payable in cash payable in immediately available funds for the shares of Series C Preferred Stock being redeemed on the Redemption Date. As a condition of payment of the Redemption Price, each holder of Series C Preferred Stock must surrender the certificate or certificates representing the shares of Series C
Preferred Stock being redeemed to the Corporation, or in the event such certificate or certificates have been lost, stolen or destroyed, must execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Each surrendered certificate shall be canceled and retired. All redemption payments will be made to the holders of the shares of Series C Preferred Stock being redeemed.

                  (c) Termination. On the Redemption Date, unless the Corporation defaults in the payment in full of the Redemption Price, all rights of holders of such redeemed shares shall terminate, except for the right to receive the Redemption Price.

                  7 Restrictions and Limitations. Except as expressly provided herein or as required by law, so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not without the approval by vote or written consent (which written consent need not be unanimous) by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series C Preferred Stock, voting as a separate class:

                  (i) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series C Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights (except for common stock as to voting rights); or

                  (ii) amend, restate, modify or alter the certificate of incorporation or the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Series C Preferred Stock.

                  8 No Reissuance of Series C Preferred Stock. No share or shares of the Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.

                  9 Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  10 Other Rights. Except as otherwise provided in this resolution or as otherwise may be required by law, each share of Series C
Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.


                           [Signature page to follow.]

                  IN WITNESS WHEREOF, Waste Systems International, Inc., has caused this certificate to be executed under seal by Philip Strauss, its Chairman, President and Chief Executive Officer, and Robert Rivkin, its Executive Vice President - Acquisitions, Chief Financial Officer, Treasurer and Secretary, as of the 2nd day of July, 1999.

                        WASTE SYSTEMS INTERNATIONAL, INC.


                        By:
                             -------------------------------------------------
                        Name:  Philip Strauss
                        Title: Chairman, President and Chief Executive Officer


                        By:
                           ---------------------------------------------------
                        Name:  Robert Rivkin
                        Title: Executive Vice President - Acquisitions,  Chief
                               Financial Officer, Treasurer and Secretary



STATE OF                                )
                                        ) ss.:
COUNTY OF                               )


                  On July 2, 1999 personally appeared before me, a Notary Public, Philip Strauss and Robert Rivkin, who acknowledges that they executed the above instrument.



                                  Notary Public

                                  My commission expires:

                                  (SEAL)

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant|_|

Check the appropriate box:
|X|  Preliminary Proxy Statement |_| Confidential, For Use of the Commission
                                     Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                        WASTE SYSTEMS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials:


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                        WASTE SYSTEMS INTERNATIONAL, INC.

           Proxy for SPECIAL MEETING of Stockholders October 21, 1999

The undersigned hereby appoints _________________ and ________________ as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of Waste Systems International, Inc. (the "Company"), held of record by the undersigned on September 24, 1999, at the SPECIAL MEETING of Stockholders (the "SPECIAL MEETING"), to be held on October 21, 1999 or any postponement or adjournment thereof.

1. The approval of the conversion of all currently outstanding shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share ("Series C Stock"), into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a conversion rate of 1,763 shares of Common Stock for each share of Series C Stock.

FOR [       ]      AGAINST [       ]    ABSTAIN [       ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE CONVERSION OF ALL THE COMPANY'S CURRENTLY OUTSTANDING SHARES OF SERIES C STOCK INTO SHARES OF COMMON STOCK.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


SIGNATURE(S):___________________________________  DATE: _________  __, 1999

Note:  Please sign exactly as name or names appear on stock certificate.